EXHIBIT 10.5

FIRST AMENDMENT TO

OFFICE BUILDING LEASE

THIS FIRST AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment”) is made as of July 11, 2007 (the “Effective Date”), by and between HACIENDA PORTFOLIO VENTURE LLC, a Delaware limited liability company (“Landlord”), and JUNIPER MEDICAL, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Crosstown Ventures II, LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Office Building Lease dated as of December 22, 2006 (the “Lease”) for approximately 16,837 rentable square feet (Suite 100) (the “Current Space”) in the Building located at 4696-4698 Willow Road, Pleasanton, California (Building One). Any capitalized term used but not defined herein shall have the meaning given to it in the Lease.

B. Tenant desires to lease from Landlord approximately 7,491 rentable square feet of additional space (Suite 150) (the “Additional Space”). On the Additional Space Term Commencement Date (as defined in Paragraph 3 below), the Current Space and the Additional Space shall be collectively referred to as the “Leased Premises.”

C. Tenant and Landlord desire to amend the Lease as set forth in this Amendment.

A G R E E M E N T

1. Recitals. The parties hereby confirm the accuracy of the foregoing Recitals which are incorporated herein by this reference.

2. Leased Premises. Effective as of the Additional Space Term Commencement Date, the definition of Leased Premises defined in the Basic Lease Information sheet of the Lease is shall be deleted in its entirety and replaced with the following:

“Leased Premises: Approximately 24,328 rentable square feet located in the Building, as outlined on Exhibit A.”

Effective as of the Additional Space Term Commencement Date, Exhibit A of the Lease with respect to the Leased Premises shall be deleted in its entirety and the floor plan for the Leased Premises shall be as shown on the replacement Exhibit A attached hereto and made a part hereof.

3. Term Commencement. The term commencement date for the Additional Space shall be the later of (i) the date that Landlord delivers the Additional Space to Tenant with the Additional Space Tenant Improvements (as defined in Exhibit E, attached hereto) Substantially Complete (as defined in Exhibit E), or (ii) August 1, 2007 (the “Additional Space Term Commencement Date”).

4. Term Expiration. The Term Expiration for the Additional Space and the Current Space shall be the calendar day preceding the third (3rd) anniversary of the Additional Space

Term Commencement Date; provided, however, that if the Additional Space Term Commencement Date shall occur on a date other than the first day of a calendar month, the Term Expiration Date shall be the last day of the calendar month in which the third (3rd) anniversary of the Additional Space Term Commencement Date occurs (the “Term Expiration Date”).

5. Base Rent. The Base Rent for the Current Space shall remain unchanged and shall be as set forth in the Lease. The Base Rent for the Additional Space shall be as follows:

Additional Space Term Commencement Date through the last calendar day of Month 12:	$16,480.20 per month.

Month 13 through Month 24:	$16,974.61 per month.

Month 25 through Term Expiration Date:	$17,483.84 per month.

6. Base Year. The Base Year for the Additional Space shall be the calendar year 2007. The Base Year for the Current Space shall remain unchanged and shall be calendar year 2007.

7. Rentable Area. Effective on the Additional Space Term Commencement Date, the definition of “Rentable Area” set forth in the Basic Lease Information sheet of the Lease shall be deleted in its entirety and replaced with the following:

“Rentable Area:
Leased Premises:	Approximately 24,328 rentable square feet
Building:	Approximately 42,620 rentable square feet
Project:	Approximately 84,320 rentable square feet”

8. Tenant’s Proportionate Share. Effective on the Additional Space Term Commencement Date, the definition of “Tenant’s Proportionate Share (Building)” and “Tenant’s Proportionate Share (Project)” set forth in the Basic Lease Information sheet of the Lease shall be deleted in its entirety and replaced with the following:

“Tenant’s Proportionate
Share (Building):	57.08%

Tenant’s Proportionate
Share (Project):	28.85%”

9. Option to Renew. Effective on the Additional Space Term Commencement Date, Section 8.1(a)(1) of the Lease shall be replaced in its entirety with the following (the remainder of Section 8.1 shall remain unchanged):

“Tenant shall have the right to exercise the Option, in its sole discretion, for (a) the entire Leased Premises (the Current Space and the Additional Space combined), (b) the Current Space only and not the Additional Space, or (c) the Additional Space only and not the Current Space. The Option must be exercised, if at all, by written notice irrevocably exercising the Option specifying which of the above-referenced options it is exercising (the “Option Notice”) delivered by Tenant to Landlord not earlier than twelve (12) months and not later than nine (9) months prior to the Term Expiration Date (as defined in Paragraph 4 of the Amendment). Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Term Expiration Date, (i) Tenant is in default under this Lease, (ii) Tenant has assigned this Lease or its interest therein (other than to an affiliate or subsidiary of Tenant), or (iii) Tenant, or Tenant’s affiliate or subsidiary, is in possession of less than fifty percent (50%) of the square footage of the Leased Premises. Provided Tenant has properly and timely exercised the Option, the term of this Lease shall be extended for the period of the Option Term, and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that (i) the Tenant Improvements set forth in Exhibit B shall not apply to the Option Term (Tenant shall accept the Leased Premises in its AS IS condition existing prior to the Option Term), and (ii) the Base Rent for the space being extended shall be modified as set forth in subsection 8.1(a)(2) below.”

10. Option to Terminate.

(a) Tenant’s one-time option to terminate the Lease set forth in Section 8.3 of the Lease shall remain unchanged, except as follows: (i) the Early Termination Date shall be the second (2nd) anniversary of the Additional Space Term Commencement Date, (ii) the Termination Notice must be provided to Landlord at least nine (9) months prior to the second (2nd) anniversary of the Additional Space Term Commencement Date, (iii) the option to terminate may be, at Tenant’s sole discretion, for (a) the Leased Premises (the Current Space and the Additional Space combined), (b) the Current Space only and not the Additional Space, and (c) the Additional Space only and not the Current Space, (iv) the Early Termination Fee shall be calculated as the sum of the following: (x) the Unamortized Portion of the costs incurred by Landlord for the tenant improvements applicable to the Current Space if the Current Space is being terminated (costs incurred by Landlord for the tenant improvements applicable to the Additional Space shall not be included as part of the Early Termination Fee if the Additional Space is being terminated), (y) the Unamortized Portion of all other costs incurred by Landlord in making the space being terminated available to Tenant and performing its obligations under the Lease and this Amendment, or in connection with negotiating and entering into the Lease and this Amendment, as the case may be (including, without limitation, leasing commissions and attorney’s fees) (collectively, the “Capitalized Lease Costs”), and (z) an amount equal to three (3) months’ Rent applicable to the space being terminated (the Additional Space, or the Current Space, or both, as the case may be).

(b) Should Tenant terminate as to the Additional Space or the Current Space only, Tenant and Landlord shall promptly enter into a lease amendment adjusting the definition of Leased Premises, Rentable Area, Tenant’s Proportionate Share (Building) and Tenant’s Proportionate Share (Project), Parking, and other affected provisions of the Lease (including this Amendment) shall be adjusted as well; provided, however, that Base Rent for the space not being terminated (either the Current Space or the Additional Space) shall remain unchanged and shall be as set forth in the Lease (for the Current Space) or this Amendment (for the Additional Space).

11. Parking. Effective on the Additional Space Term Commencement Date, the definition of “Parking” set forth in the Basic Lease Information sheet of the Lease shall be deleted in its entirety and replaced with the following:

“Parking:	Ninety-seven (97) unreserved, surface parking spaces (based on four (4) parking spaces per one thousand (1,000) rentable square feet).”

12. Additional Space Tenant Improvements; Acceptance of the Additional Space. The Contractor (as defined in Exhibit E) shall construct and install the Additional Space Tenant Improvements (as defined in Exhibit E) in the Additional Space. Except for the Additional Space Tenant Improvements, Tenant accepts the Additional Space in its existing “AS IS” condition.

13. Security Deposit.

(a) Effective on the Additional Space Term Commencement Date, the amount of the Security Deposit shall be increased from $212,146.20 to $311,027.40. Concurrently with the execution of this Amendment, Tenant shall pay to Landlord the additional Security Deposit of $98,881.20 as additional security for the full and faithful performance of Tenant’s obligations under the Lease. The additional Security Deposit shall be delivered by an irrevocable letter of credit (and not as cash) as described in Section 5.14(b) of the Lease.

(b) Upon Landlord’s receipt of the additional Security Deposit as set forth above, Section 5.14(c) of the Lease shall be deleted in its entirety and replaced with the following:

“Notwithstanding anything in this Section 5.14 to the contrary, if Tenant is not in material monetary default under this Lease beyond any applicable notice and cure period, (i) on the first (1st) anniversary of the Additional Space Term Commencement Date, the amount of the Letter of Credit shall be reduced by $103,675.80 (from $311,027.40 to $207,351.60), and (ii) on the second (2nd) anniversary of the Additional Space Term Commencement Date, the amount of the Letter of Credit shall be reduced by an additional $51,837.90 (from $207,351.60 to $155,513.70).”

14. Effect of Amendment. Except to the extent the Lease is expressly modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

15. Authority. If Tenant is a corporation, partnership, trust or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation; (ii) Tenant has and is duly qualified to do business in the State of California; (iii) Tenant has full corporate, partnership, trust or other appropriate power and authority to enter into this Amendment and to perform all of Tenant’s obligations under the Lease, as amended by this Amendment; and (iv) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

16. Representations and Warranties. Tenant hereby represents, warrants and agrees that: (i) to Tenant’s knowledge, there exists no default under the Lease, as amended by this Amendment; (ii) the Lease, as amended by this Amendment, continues to be a legal, valid and binding agreement and obligation of Tenant; (iii) Landlord is not in default under the Lease, as amended by this Amendment; and (iv) Tenant has no offset or defense to its performance or obligations under the Lease, as amended by this Amendment.

17. Counterparts. If this Amendment is executed in counterparts, each counterpart shall be deemed an original.

18. Name Change. Tenant has informed Landlord that it intends to change its corporate name to Zeltiq Aesthetics, Inc. effective on or around August 1, 2007. Landlord approves such name change provided that (i) Tenant provides Landlord written proof and certified confirmation of the name change from the applicable State of Delaware agency, and (ii) Tenant is in fact only undertaking a name change and not an assignment of the Lease or a sublease of the Leased Premises as set forth in Section 5.6 of the Lease.

[SIGNATURE PAGE FOLLOWS]

19. Governing Law. This Amendment and any enforcement of the agreements set forth above shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, this Amendment is being executed by the parties on the date set forth above.

“LANDLORD”: HACIENDA PORTFOLIO VENTURE LLC, a Delaware limited liability company
By:	EPI Hacienda LLC, a California limited liability company Its Managing Member
	By:	Ellis Partners LLC, a California limited liability company Its Manager
		By:	/s/ James F. Ellis
		Name:	James F. Ellis
		Title:	Managing Member

“TENANT”: JUNIPER MEDICAL, INC., a Delaware corporation

By:	/s/ Mitchell Levinson
Name:	Mitchell Levinson
Title:	CEO

EXHIBIT A

FLOOR PLAN OF THE LEASED PREMISES

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Exhibit A

Exhibit A

(E) BLDG. LOBBY/ RECEPTION
OFFICE 11'-7"x12'-8"
OFFICE 11'-7"x12'-8"
OFFICE 11'-7"x12'-8"
OFFICE 11'-7"x12'-8"
OFFICE 11'-7"x12'-8"
OFFICE 11'-7"x12'-8"
(E) VESTIBULE
OPEN OFFICE
OPEN OFFICE
OFFICE
OFFICE
Tele. Server
Copy Storage
0 1 2 4 8 16FT

ID/Architecture

TITLE:

JUNIPER MEDICAL EXPANSION

ADDRESS:

SARATOGA CENTER
4698 WILLOW ROAD, SUITE 101
PLEASANTON, CA.

Rev.	Date	Description
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Scale: (SEE BAR SCALE)
Drawn By: JD
Date: 4-24-07
Project No.: 7067

Sheet No.:
SP-3

7020 Koll Center Parkway, Suite 105 Pleasanton, California 94566 Tel. 925.484.5245 Fax 925.484.5206

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EXHIBIT E

ADDITIONAL SPACE TENANT IMPROVEMENTS

1. Additional Space Tenant Improvements. Landlord shall select a contractor (the “Contractor”) to construct and install the Additional Space Tenant Improvements (as defined below). The Contractor, at Landlord’s sole cost and expense, shall construct and install the tenant improvements (the “Additional Space Tenant Improvements”) in the Additional Space with Building standard materials, substantially in accordance with the space plan labeled SP-1 prepared by ID Architecture (“Tenant’s Plans”) attached to this Exhibit E as Exhibit E-l. Landlord shall cause the preparation of construction documents (the “Construction Documents”) consistent with Tenant’s Plans, which shall be subject to Tenant’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and upon such approval shall be known as the “Final Construction Documents.”

2. Permits. Landlord, at its sole cost and expense, shall secure all permits and the approval of all government authorities with jurisdiction over the Building with respect to the construction of the Additional Space Tenant Improvements; provided, however, if needed, Tenant shall cooperate fully with Landlord with respect to the foregoing.

3. Landlord’s Review. Landlord’s review and approval of Tenant’s Plans shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the suitability of the Additional Space or the Additional Space Tenant Improvements for Tenant’s business requirements.

4. Construction. The Additional Space Tenant Improvements in the Additional Space shall be completed in accordance with the Final Construction Documents by the Contractor in a good and workmanlike manner.

5. Landlord’s Contribution. Landlord shall pay for the costs of preparing the Construction Documents, obtaining permits, and for the costs of constructing the Additional Space Tenant Improvements.

6. Changes. If Tenant requests any change in the Final Construction Documents, Tenant shall request such change in a written notice to Landlord; provided, however, Tenant shall, at its sole cost, pay for all costs reasonably incurred by such change order. Landlord acknowledges that Tenant may select materials and finish (“Tenant Selected Materials and Finish”) that are above Building standard materials (described in Paragraph 1 above) in which event such materials and finish shall be incorporated in Tenant’s Plans and the Construction Documents; provided, however, the difference in cost (if greater) between the Tenant Selected Materials and Finish and the Building standard materials shall be paid solely by Tenant.

7. Requirements for Work Performed by Tenant. All other work performed at the Building or in the Project by Tenant or Tenant’s contractor or subcontractors prior to the Additional Space Term Commencement Date shall be subject to the following additional requirements:

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(a) Such work shall not proceed until Landlord has approved in writing (which approval such not be unreasonably withheld, conditioned or delayed): (i) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, on such liability coverage carried by Tenant’s contractor, (ii) complete and detailed plans and specifications for such work, and (iii) a schedule for the work.

(b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with applicable laws.

(c) Tenant or Tenant’s contractor shall arrange for necessary utility, hoisting and elevator service, on a nonexclusive basis, with Landlord. Landlord agrees to cooperate reasonably with Tenant in connection therewith and not to charge Tenant or impose any fee for Tenant’s use thereof.

(d) Tenant shall be responsible for cleaning the Additional Space, the Building and the Project and removing all debris in connection with its work, except for work performed by the Contractor. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the actual out-of pocket cost for all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant’s contractor or by reason of inadequate cleanup by Tenant or Tenant’s contractor. Landlord will provide Tenant with copies of third party consultant invoices within five (5) business days of Tenant’s request for such invoices.

(e) Landlord shall not unreasonably withhold, delay or condition to any consent or approval that is required hereunder.

8. Tenant Delay. If the completion of the Additional Space Tenant Improvements is actually delayed (i) at the request, in writing, of Tenant, (ii) by Tenant’s failure to comply with the foregoing provisions (including failure to pay any sums payable by Tenant within the time periods specified herein), of which Landlord shall promptly provide written notice to Tenant of such failure to comply, (iii) by changes in the Tenant’s Plans or the Final Construction Documents ordered by Tenant in writing or by extra work ordered by Tenant, (iv) because Tenant chooses to have additional work performed by Landlord (collectively, “Tenant Delay”), then Tenant shall be responsible for all out-of-pocket costs and any expenses occasioned by such Tenant Delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and, if such delay actually delays the Additional Space Term Commencement Date, then the Additional Space Term Commencement Date shall be the date that would have been the Additional Space Term Commencement Date but not for Tenant’s Delay.

9. Substantial Completion. “Substantial Completion” shall mean (and the Additional Space shall be deemed “Substantially Complete”) when installation of the Additional Space Tenant Improvements by the Contractor has occurred in accordance with the provisions of this Exhibit E, subject to the completion of punchlist items (as described below). Substantial

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Completion shall be deemed to have occurred notwithstanding a requirement to complete punchlist items or similar corrective work.

10. Punchlist. Upon Substantial Completion of the Additional Space, Landlord and Tenant shall inspect the Additional Space together and prepare a punchlist. The punchlist shall list incomplete, minor or insubstantial details or construction and needed finishing touches that do not unreasonably interfere with Tenant’s intended use of the Additional Space. Landlord shall complete the punchlist items in an expeditious manner in no event later than thirty (30) days after the Additional Space Term Commencement Date (however, if the nature of Landlord’s obligation to complete a specific punchlist item is such that more than thirty (30) days after the Additional Space Term Commencement Date are reasonably required for its performance, then Landlord shall not be in breach of this Paragraph 10 if performance is commenced within such the time period set forth above and thereafter diligently pursued to completion).

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EXHIBIT E-l

TENANT’S PLANS

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